                                                                    EXHIBIT 4.3


                            STOCK PLEDGE AGREEMENT
                            ----------------------



                                    Made by

                         HOLLYWOOD CASINO CORPORATION

                                  in favor of

                     STATE STREET BANK AND TRUST COMPANY,
                         as Trustee and Secured Party


                                 May 19, 1999

                            STOCK PLEDGE AGREEMENT
                            ----------------------

     THIS STOCK PLEDGE AGREEMENT (this "Agreement") is made as of May 19, 1999
                                        ---------
by HOLLYWOOD CASINO CORPORATION, a Delaware corporation, with principal offices at Two Galleria Tower, Suite 2200, 13455 Noel Road, LB 48, Dallas, Texas 75240 ("Pledgor"), in favor of STATE STREET BANK AND TRUST COMPANY, Massachusetts
  -------
chartered trust company, with offices at Two International Place, 4th Floor, Boston, Massachusetts 02110, as Trustee acting on behalf of the Holders of the Notes under (and as defined in) the Indenture described below ("Secured Party").
                                                                -------------

                                   RECITALS
                                   --------

     A. Pledgor, HWCC-Tunica, Inc., HWCC-Shreveport, Inc., and Secured Party, as Trustee, have entered into an Indenture dated as of May 19, 1999 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Indenture"), pursuant to which Debtor will issue up to $310,000,000 of its
     ---------
11 1/4% Series A and Series B Senior Secured Notes due 2007 and up to $50,000,000 of its Floating Rate Series A and Series B Senior Secured Notes due 2006 (as the same may be amended, supplemented, restated, exchanged, replaced or otherwise modified from time to time, collectively, the "Notes").
                                                         -----

     B. The Trustee has requested pursuant to the terms of the Indenture that Pledgor execute and deliver this Agreement, and Pledgor has agreed to enter into this Agreement.

     C. Therefore, in order to comply with the terms and conditions of the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:

                                   ARTICLE I
                                   ---------

                                  DEFINITIONS
                                  -----------

          Section 1.01.  Terms Defined Above or in the Indenture.
                         ---------------------------------------

     As used in this Agreement, the terms defined above shall have the meanings respectively assigned to them. Other capitalized terms which are defined in the Indenture but which are not defined herein shall have the same meanings as defined in the Indenture.

          Section 1.02.  Certain Definitions.
                         -------------------

     As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

     "Code" shall mean the Uniform Commercial Code as presently in effect in the
      ----
State of New York. Unless otherwise indicated by the context herein, all uncapitalized terms which are defined in the Code shall have their respective meanings as used in Articles 8 and 9 of the Code; provided that, if by reason
                                                  -------- ----
of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral is governed by the Uniform Commercial Code as in effect in any jurisdiction other than the State of New York, "Code" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection.

     "Collateral" shall mean the following types or items of property, whether
      ----------
now owned or hereafter acquired:

     (a)  The securities of the Issuers described or referred to in Exhibit A
                                                                    ------- -
attached hereto and made a part hereof (as the same may hereafter be amended, supplemented or otherwise modified); and

     (b) (i) all shares of, all securities convertible or exchangeable into, and all warrants, options or other rights to purchase shares of, stock of the Issuers; (ii) all certificates or instruments representing such additional shares, convertible or exchangeable securities, warrants, and other rights;
(iii) except as otherwise provided herein, all proceeds, income and profits thereon, and all interest, dividends and other payments, property and distributions with respect thereto; (iv) except as otherwise provided herein, all proceeds received or receivable by the Pledgor, in cash, stock or otherwise, from any recapitalization, reclassification, merger, dissolution, liquidation or other termination of the existence of the Issuers; (v) except as otherwise provided herein, any proceeds of any of the foregoing; provided that with respect to any Issuers that are incorporated outside of the United States, no more than sixty-five percent (65%) of the capital stock of such Issuers shall be pledged to secure the Obligations pursuant to the provisions hereof.

     (c) It is expressly contemplated that pursuant to clause (b) above, additional securities or other property may from time to time be pledged, assigned or granted to Secured Party as additional security for the Obligations, and the term "Collateral" as used
                                                       ----------
herein shall be deemed for all purposes hereof to include all such additional securities and property, together with all other property of the types described above related thereto.

     "Event of Default" shall mean any event specified in Section 6.01
      ----------------                                    ------------
hereof.

     "Issuers" shall mean each of the Subsidiaries of Pledgor named on Exhibit
      -------                                                          -------
A attached hereto and made a part hereof, and any other Restricted Subsidiary
-
of Pledgor required to become a Guarantor pursuant to Section 11.02 of the Indenture, and which pledge to the Trustee hereunder has been approved by applicable Gaming Authorities, subject to the proviso contained in clause (b) of the definition of Collateral. To the extent that any Restricted Subsidiary of Pledgor is required to be designated an Issuer, Exhibit A shall be hereafter amended, supplemented or modified.

     "Obligations" shall mean: (i) the payment when due of indebtedness
      -----------
evidenced by the Notes in the aggregate principal sum not to exceed at any time outstanding of $360,000,000, interest as set forth in the Indenture and the Notes, and premiums, penalties, and late charges thereon; (ii) all other indebtedness and other sums (including, without limitation, all expenses, attorneys' fees, other fees, indemnifications, reimbursements, damages, other monetary liabilities, and other charges) and obligations that may or shall become due hereunder or under the Notes, the Guarantees, the Indenture, or the other Collateral Documents, and (iii) any and all renewals, modifications, amendments, extensions for any period, supplements or restatements of any of the foregoing.

     "Obligor" shall mean any Person, other than Pledgor, liable (whether
      -------
directly or indirectly, primarily or secondarily) for the payment or performance of any of the Obligations whether as maker, co-maker, endorser, guarantor, accommodation party, general partner or otherwise.

     "Pledged Securities" shall mean all of the securities referred to in the
      ------------------
definition of Collateral and all additional securities (as that term is defined in the Code), if any, constituting Collateral under this Agreement.

     "Permitted Encumbrances" shall mean the items set forth on Exhibit B
      ----------------------
hereto.

                                  ARTICLE II

                               SECURITY INTEREST
                               -----------------

          Section 2.01.  Pledge.
                         ------

     Pledgor hereby assigns, endorses, delivers, pledges, and grants to Secured Party, a continuing security interest in, and Lien upon, the Collateral to secure the prompt and complete payment and performance of the Obligations and the performance by Debtor of this Agreement. This security interest is granted as security only and shall not subject Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Pledgor or any Obligor with respect to any of the Collateral, the Obligations or any transaction in connection therewith.

          Section 2.02.  Transfer of Collateral.
                         ----------------------

     All certificates or instruments representing or evidencing the Pledged Securities shall be delivered to and held by Secured Party or a Person designated by Secured Party pursuant hereto. All Pledged Securities shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, and accompanied by any required transfer tax stamps, or (in the case of either certificated or uncertificated securities) Secured Party shall have been provided with (i) evidence that entries have been made on the books of a clearing corporation (as defined in Section 8-103 of the Code) to effect the pledge of the Pledged Securities to Secured Party, as provided in, and in accordance with, Section 8-320 of the Code, or (ii) evidence that a final intermediary has identified the Pledged Securities as having been pledged to Secured Party, as provided in, and in accordance with, Sections 8-313(1)(4) of the Code, or (iii) evidence that the Pledged Securities have been otherwise transferred to Secured Party in accordance with Section 8-313(1) of the Code, all in form and substance satisfactory to Secured Party. Notwithstanding the preceding sentence, at Secured Party's discretion, all Pledged Securities must be delivered or transferred in such manner as to permit Secured Party to be a "bona fide purchaser" to the extent of its security interest as provided in Sections 8-3302(1) and 8-320(3) of the Code (if Secured Party otherwise qualifies as a bona fide purchaser). Upon the occurrence and continuance of an Event of Default, Secured Party shall have the right, at any time in its discretion and without notice to Pledgor, to transfer to or to register in the name of Secured Party or any of its nominees any or all of the Collateral. In addition, upon the occurrence and continuance of an Event of Default, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations.

          Section 2.03.  Ratable Benefit of Holders of the Notes.
                         ---------------------------------------

     Pledgor and Secured Party agree that the security interest and lien granted hereby are for the benefit of the Trustee for the equal and ratable benefit of the Holders of the Notes.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     In order to induce Secured Party to accept this Agreement, Pledgor represents and warrants to Secured Party (which representations and warranties will survive the creation and payment of the Obligations) that:

          Section 3.01.  Ownership of Collateral; Absence of Encumbrances and
                         ----------------------------------------------------
Restrictions.
------------

     After giving effect to the use of proceeds of the Notes, Pledgor is, and in the case of Collateral acquired after the date hereof, will be, the legal and sole holder of record and the sole beneficial owner of the Collateral, free and clear of all Liens except for Permitted Encumbrances, and Pledgor has full right, power and authority to pledge, assign and grant a security interest in the Collateral to Secured Party. All of the Pledged Shares are presently represented by the certificates listed on Exhibit A hereto. As of the date
                                          ---------
hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Securities.

          Section 3.02.  No Required Consent.
                         -------------------

     Except for such authorizations, consents and other actions as shall have been obtained and shall be in effect, no authorization, consent, approval or other action by, and no notice to or registration, recordation or filing with, any Governmental Authority is required for (i) the due execution, delivery and performance by Pledgor of this Agreement, (ii) the grant by Pledgor of the security interest granted by this Agreement, (iii) the perfection of such security interest (except for the filing of any appropriate financing statements) or (iv) except as may be required by applicable gaming laws or except as may be required in connection with the disposition of Collateral by federal and state securities laws or antitrust laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the exercise by Secured Party of its rights and remedies under this Agreement. Neither the Pledgor nor any of its Subsidiaries has performed or will perform any acts which might prevent Secured Party from enforcing any of the terms and conditions of this Agreement or which would limit Secured Party in any such enforcement. None of the Pledged Securities have been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

          Section 3.03.  Pledged Securities.
                         ------------------

     The Pledged Securities have been duly authorized and validly issued, and are fully paid and non-assessable. The Pledged Securities constitute 100% of the issued and outstanding shares of capital stock of the Issuers subject to the proviso contained in clause (b) of the definition of Collateral in Section 1.02 hereof. Contemporaneously with the issuance of the Notes, the Pledgor is delivering to Secured Party in pledge hereunder the certificates and other instruments evidencing all Pledged Securities owned by the Pledgor as of the date hereof.

          Section 3.04.  First Priority Security Interest.
                         --------------------------------

     Upon the delivery of Pledged Securities to the Secured Party, this Agreement creates a valid and perfected first priority security interest in the Collateral, enforceable against Pledgor and all third parties and securing payment of the Obligations, except that (a) the enforceability of any rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy, (b) the enforceability hereof may be subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and (c) the enforceability hereof may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                                  ARTICLE IV
                                  ----------

                           COVENANTS AND AGREEMENTS
                           ------------------------

     Pledgor will at all times comply with the covenants and agreements contained in this Article IV from the date hereof and for so long as any part of
                  ----------
the Obligations are outstanding.

          Section 4.01.  Sale, Disposition or Encumbrance of Collateral.
                         ----------------------------------------------

     Except as may be permitted by the provisions hereof or of the Indenture, Pledgor will not in any way encumber any of its rights in or to any of the Collateral (or permit or suffer any of the Collateral to be encumbered) or sell, pledge, assign, lend or otherwise dispose of or transfer any of the Collateral to or in favor of any Person other than Secured Party. The Pledgor is not, and will not become, a party to or be otherwise bound by any agreement, other than this Agreement or as permitted by the Indenture, which restricts in any manner the rights of any present or future holder of any of the Pledged Securities.

          Section 4.02.  Dividends or Distributions.
                         --------------------------

     So long as no Event of Default shall have occurred and be continuing, Pledgor shall be entitled to receive and retain free and clear of the Lien of this Agreement any and all dividends, distributions, interest and principal payments, cash, instruments and other property and proceeds made upon or with respect to the Collateral, which shall not constitute Collateral and may be used by Pledgor subject to the terms and conditions of the Indenture; provided,
                                                                 --------
however, that any and all dividends paid or payable in securities of the
-------
Issuers, including all securities convertible into any Collateral, and warrants, options or other rights to purchase stock or equity interests, in any of the Issuers, receivable or otherwise distributed in respect of, or in exchange for (including, without limitation, any certificate or share purchased or exchanged in connection with a tender offer or merger agreement) any Collateral, shall be, and shall be forthwith delivered to Secured Party to hold as, Collateral and shall, if received by Pledgor, be received in trust for the benefit of Secured Party, be segregated from the other Property or funds of Pledgor, and be forthwith delivered to Secured Party as Collateral in the same form as so received (with any necessary endorsement). Upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to receive all dividends, distributions, interest and principal payments, cash, instruments and other property and proceeds shall cease, and such dividends, distributions, interests and principal payments, cash, instruments and other property and proceeds shall constitute Collateral and shall be paid or otherwise delivered to the Secured Party. In the event that Pledgor is required by the provisions hereof or of the Indenture to pledge additional capital stock (including, without limitation, the capital stock of any newly acquired or formed Restricted Subsidiary of Pledgor) as collateral for the Obligations, then Pledgor and Secured Party shall execute an amendment to this Agreement attaching an amended, supplemented or modified Exhibit A hereto.
                         ---------

          Section 4.03.  Records and Information.
                         -----------------------

     Pledgor shall keep accurate and complete records of the Collateral (including proceeds, payments, distributions, income and profits). Upon reasonable notice and without undue interference with the Pledgor's business, Secured Party may at any time have access to, examine, audit, make extracts from and inspect without hindrance or delay Pledgor's records, files and the Collateral.

          Section 4.04.  Further Assurances.
                         ------------------

     Upon the request of Secured Party, Pledgor shall (at Pledgor's expense) execute and deliver all such assignments, certificates, instruments, securities, financing statements, notifications to financial intermediaries, clearing corporations, the Issuers of the Pledged Securities or other third parties or other documents and give further assurances and do all other acts and things as Secured Party may reasonably request to perfect Secured Party's interest in the

Collateral or which is necessary to protect, enforce or otherwise effect Secured Party's rights and remedies hereunder.

          Section 4.05.  Stock Powers.
                         ------------

     Pledgor shall furnish to Secured Party such stock powers and other instruments as may reasonably be required by Secured Party to assure the transferability of the Collateral when and as often as may be requested by Secured Party.

          Section 4.06.  Rights to Sell.
                         --------------

          (a) If Secured Party shall determine to exercise its rights to sell all or any of the Collateral pursuant to its rights hereunder, Pledgor agrees that, upon request of Secured Party, Pledgor will, at its own expense:

               (i) use its best efforts to qualify the Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by Secured Party; and

               (ii) use its commercially reasonable best efforts to do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

          (b) Pledgor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by Secured Party and the Holders of the Notes by reason of the failure by Pledgor to perform any of the covenants contained in this Section 4.06 and consequently agrees that if Pledgor shall
                  ------------
fail to perform any of such covenants, it shall be subject to a suit for specific performance of such covenants.

          Section 4.07.  Voting and Other Consensual Rights.
                         ----------------------------------

     Except to the extent otherwise provided in Section 6.06(d) hereof, Pledgor
                                                ---------------
shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Indenture or any other Collateral Document.

                                   ARTICLE V
                                   ---------

                  RIGHT, DUTIES, AND POWERS OF SECURED PARTY
                  ------------------------------------------

     Secured Party shall have the following rights, duties and powers:

          Section 5.01.  Discharge Encumbrances.
                         ----------------------

     After the occurrence and during, the continuance of an Event of Default, Secured Party may, at its option, discharge any taxes, Liens, security interests or other encumbrances at any time levied or placed on the Collateral. Pledgor agrees to reimburse Secured Party as provided in the Indenture.

          Section 5.02.  Cumulative and Other Rights.
                         ---------------------------

     The rights, powers and remedies of Secured Party hereunder are in addition to all rights, powers and remedies given by law or in equity. The exercise by Secured Party of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including, without limitation, any other rights of set-off (provided that set-off rights may not be exercised prior to the acceleration of the Notes).

     Section 5.03.  Disclaimer of Certain Duties.
                    ----------------------------

          (a) The powers conferred upon Secured Party by this Agreement are to protect its interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Pledgor hereby agrees that Secured Party shall not be liable for, nor shall the indebtedness evidenced by the Obligations be diminished by, Secured Party's delay or failure to collect upon, foreclose, sell, take possession of or otherwise obtain value for the Collateral.

          (b) Except as may be required by the provisions of the Indenture, and to the fullest extent permitted by applicable law, Secured Party shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against any Obligor or other Person. Pledgor waives any right of marshaling in respect of any and all Collateral, and waives any right to require Secured Party to proceed against any Obligor or other Person, exhaust any Collateral or enforce any other remedy which Secured Party now has or may hereafter have against any Obligor or other Person.

          Section 5.04.  Modification of Obligations; Other Security.
                         -------------------------------------------

     Except as specifically provided for in the Indenture, Pledgor waives (i) any and all notice of acceptance, creation, modification, rearrangement, renewal or extension for any period of any instrument executed by any Obligor in connection with the Obligations, and (ii) to the fullest extent permitted by applicable law, any defense of any Obligor by reason of disability, lack of authorization, cessation of the liability of any Obligor or for any other reason. Pledgor authorizes Secured Party, without notice or demand and without any reservation of rights against Pledgor and without affecting Pledgor's liability hereunder or on the Obligations, from time to time after the occurrence and during the continuance of an Event of Default, to (x) apply the Collateral in the manner permitted by this Agreement, and (y) after the occurrence and during the continuance of an Event of Default, renew, extend for any period, accelerate, amend or modify, supplement, enforce, compromise, settle, waive or release the obligations of any Obligor or any instrument or agreement of such other Person with respect to any or all of the Obligations or Collateral.

          Section 5.05.  Custody and Preservation of the Collateral.
                         ------------------------------------------

     Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral, it being understood and agreed, however, that Secured Party shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against Persons or entities with respect to any Collateral.

                                  ARTICLE VI
                                  ----------

                               EVENTS OF DEFAULT
                               -----------------

          Section 6.01.  Events.
                         ------

     It shall constitute an Event of Default under this Agreement if an "Event of Default" occurs and is continuing under the Indenture.

          Section 6.02.  Remedies.
                         --------

      Upon the occurrence and during the continuance of any Event of Default, Secured Party may take any or all of the following actions without notice (except where expressly required below or in the Indenture) or demand to
Pledgor:

          (a) Sell, in one or more sales and in one or more parcels, or otherwise dispose of any or all of the Collateral in any commercially reasonable manner as Secured Party may elect, in a public or private transaction, at any location as deemed reasonable by Secured Party for cash at such price as Secured Party may deem fair; and (unless prohibited by the Code, as adopted in any applicable jurisdiction) Secured Party may be the purchaser of any or all Collateral so sold and may apply upon the purchase price therefor any Obligations secured hereby. Any such sale or transfer by Secured Party either to itself or to any other Person shall be absolutely free from any claim of right by Pledgor, including any equity or right of redemption, stay or appraisal which Pledgor has or may have under any rule of law, regulation or statute now existing or hereafter adopted. Upon any such sale or transfer, Secured Party shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. If Secured Party deems it advisable to do so, it may restrict the bidders or purchasers of any such sale or transfer to Persons or entities who will represent and agree that they are purchasing the Collateral for their own account and not with the view to the distribution or resale of any of the Collateral. Secured Party may, at its discretion, provide for a public sale, and any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. Secured Party shall not be obligated to make any sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale by announcement at any time and place fixed for such sale, and such sale may be made at any time or place to which the same may be so adjourned. In the event any sale or transfer hereunder is not completed or is defective in the opinion of Secured Party, such sale or transfer shall not exhaust the rights of Secured Party hereunder, and Secured Party shall have the right to cause one or more subsequent sales or transfers to be made hereunder. If only part of the Collateral is sold or transferred such that the Obligations remain outstanding (in whole or in part), Secured Party's rights and remedies hereunder shall not be exhausted, waived or modified, and Secured Party is specifically empowered to make one or more successive sales or transfers until all the Collateral shall be sold or transferred and all the Obligations are paid. In the event that Secured Party elects not to sell the Collateral, Secured Party retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations. Each and every method of disposition of the Collateral described in this Section 6.02 shall constitute disposition in
                                 ------------
a commercially reasonable manner.

          (b) Apply proceeds of the disposition of the Collateral to the Obligations as provided by the Indenture. Such application may include, without limitation, the reasonable attorneys' fees and legal expenses incurred by Secured Party.

          (c) Appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer by Secured Party of the Collateral.

          (d) Execute, assign and endorse negotiable and other instruments for the payment of money, documents of title or other evidences of payment, shipment or storage for any form of Collateral on behalf of and in the name of Pledgor.

          (e) Exercise all other rights and remedies permitted by law or in equity.

          Section 6.03.  Attorney-in-Fact.
                         ----------------

     Pledgor hereby irrevocably appoints Secured Party as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Secured Party's reasonable discretion upon the occurrence and during the continuance of an Event of Default, but at Pledgor's cost and expense, to take any action and to execute any assignment, certificate, financing statement, stock power, notification, document or instrument which Secured Party may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

          Section 6.04.  Liability for Deficiency.
                         ------------------------

     If any sale or other disposition of Collateral by Secured Party or any other action of Secured Party hereunder results in reduction of the Obligations, such action will not release Pledgor from its liability to Secured Party for any unpaid Obligations, including reasonable costs, charges and expenses incurred in the liquidation of Collateral and the same shall be immediately due and payable to Secured Party at Secured Party's address set forth in the opening paragraph hereof.

          Section 6.05.  Reasonable Notice.
                         -----------------

     If any applicable provision of any law requires Secured Party to give reasonable notice of any sale or disposition or other action, Pledgor hereby agrees that ten (10) days' prior written notice shall constitute reasonable notice thereof. Such notice, in the case of public sale, shall state the time and place fixed for such sale and, in the case of private sale, the time after which such sale is to be made.

          Section 6.06.  Pledged Securities.
                         ------------------

     Upon the occurrence and during the continuance of an Event of Default:

          (a) All rights of Pledgor to receive the property which it would otherwise be authorized to receive and retain pursuant to Section 4.02 hereof
                                                          ------------
shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Collateral such property, but Secured Party shall have no duty to receive and hold such property and shall not be responsible for any failure to do so or delay in so doing.

          (b) All property which is received by Pledgor contrary to the provisions of this Section 6.06 shall be received in trust for the benefit of
                   ------------
Secured Party, shall be segregated from other funds of Pledgor and shall be forthwith paid over to Secured Party as Collateral in the same form as so received (with any necessary endorsement).

          (c) Secured Party may exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Securities as if it were the absolute owner thereof, including without limitation, the right to exchange at its discretion, any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Issuers or upon the exercise by the Issuers or Secured Party of any right, privilege or option pertaining to any of the Pledged Securities, and in connection therewith, to deposit and deliver any and all of the Pledged Securities with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but Secured Party shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

          (d) All rights of Pledgor to exercise the voting and other consensual rights which Pledgor would otherwise be entitled to exercise pursuant to Section
                                                                         -------
4.07 hereof with respect to the Pledged Securities issued by the Issuers shall
----
cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights, but Secured Party shall have no duty to exercise any such voting or other consensual rights and shall not be responsible for any failure to do so or delay in so doing.

          Section 6.07.  Non-judicial Enforcement.
                         ------------------------

     Secured Party may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, Pledgor expressly waives any and all legal rights which might otherwise require Secured Party to enforce its rights by judicial process.

          Section 6.08.  Private Sale of Securities.
                         --------------------------

     Pledgor recognizes that Secured Party may deem it impracticable to effect a public sale of all or any part of the Securities and that Secured Party may, therefore, determine to make one or more private sales of any such Securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Securities for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonably manner and that Secured Party shall have no obligation to delay sale of any such securities for the period of time necessary to permit Pledgor to register such Securities for public sale under the Securities Act of 1933, as amended (the "Securities Act").
                                                               --------------
Pledgor further acknowledges and agrees that any offer to sell such Securities which has been (i) publicly advertised on a bona fide basis in a newspaper or
                                            ---- ----
other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act), or (ii) made privately in the manner described above to not less than fifteen (15) bona fide offerees shall be deemed
                                              ---- ----
to involve a "public sale" for the purposes of Section 9-504(c) of the Code (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a "public offering" under the Securities Act and that Secured Party may, in such event, bid for the purchase of such Securities.

                                  ARTICLE VII
                                  -----------

                                 MISCELLANEOUS
                                 -------------

          Section 7.01.  Notices.
                         -------

     Any notice required or permitted to be given under or in connection with this Agreement shall be given in accordance with the notice provisions of the Indenture.

          Section 7.02.  Amendments and Waivers.
                         ----------------------

     Secured Party's acceptance of partial or delinquent payments or any forbearance, failure or delay by Secured Party in exercising any right, power or remedy hereunder shall not be deemed a waiver of any obligation of Pledgor or any Obligor, or of any right, power or remedy of Secured Party, and no partial exercise of any right, power or remedy shall preclude any other or further exercise thereof. Secured Party may remedy any Event of Default hereunder or in connection with the Obligations without waiving the Event of Default so remedied. Pledgor hereby agrees that if Secured Party and the Holders of the Notes agree to a waiver of any provision hereunder, as provided by the Indenture, or an exchange of or release of the Collateral, or the addition or release of any Obligor or other Person, any such action shall not constitute a waiver of any of Secured Party's other rights or of Pledgor's obligations hereunder. This Agreement may be amended only by an instrument in writing in the manner set forth in the Indenture and may be supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

          Section 7.03.  Redelivery of Collateral.
                         ------------------------

     If any sale or transfer of Collateral by Secured Party results in full satisfaction of the Obligations, and after such sale or transfer and discharge there remains a surplus of proceeds, Secured Party will deliver to Pledgor or such other Person as may be required by a Governmental

Authority such excess proceeds in a commercially reasonable time; provided,
                                                                  --------
however, that neither Secured Party nor any Holders of the Notes shall have any
-------
liability for any interest, cost or expense in connection with any reasonable delay in delivering such proceeds to Pledgor.

          Section 7.04.  Gaming Authority.
                         ----------------

     Each of the provisions of this Agreement is subject to, and shall be enforced in compliance with, the requirements of any applicable Gaming Authority.

          Section 7.05.  Governing Law; Jurisdiction.
                         ---------------------------

     This Agreement and the security interest granted hereby shall be construed in accordance with and governed by the laws of the State of New York (except to the extent that the laws of any other jurisdiction govern the perfection and priority of the security interests granted hereby).

          Section 7.06.  Continuing Security Agreement.
                         -----------------------------

          (a) Except as may be expressly applicable pursuant to Section 9-505 of the Code, no action taken or omission to act by Secured Party hereunder, including, without limitation, any exercise of voting or consensual rights pursuant to Section 6.06(d) hereof or any other action taken or inaction
            ---------------
pursuant to Section 6.02 hereof, shall be deemed to constitute a retention of
            ------------
the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect until Secured Party shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is hereinafter provided in Section 7.06(b) hereof.
   ---------------

          (b) To the extent that any payments on the Obligations or proceeds of the Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received by Secured Party, and Secured Party's security interests, rights, powers and remedies hereunder shall continue in full force and effect. In such event, this Agreement shall be automatically reinstated if it shall theretofore have been terminated pursuant to Section 7.07 hereof.
                       ------------

          Section 7.07.  Termination.
                         -----------

     The grant of a security interest hereunder and all of Secured Party's rights, powers and remedies in connection therewith shall, unless otherwise provided in the Indenture or in this Agreement, remain in full force and effect until the payment in full of (a) the Notes under the terms of the Indenture and
(b) all Obligations then due and owing under the Indenture, the Notes and the Collateral Documents; provided, however, that after receipt from the Pledgor by
                      --------- -------
the Secured Party of a request for a release of any Collateral permitted under the Indenture upon the sale, transfer, assignment, exchange or other disposition of the Collateral not prohibited by the Indenture (and upon receipt by the Secured Party of all proceeds of such sale, transfer, assignment, exchange or other disposition to the extent required to be remitted to the Secured

Party under the Indenture), such Collateral shall be released from the Lien and security interest created hereunder in accordance with the provisions of the Indenture and no longer constitute Collateral. Notwithstanding the foregoing, the provisions of Section 7.06(b) hereof shall survive the termination of this
                  ---------------
Agreement.

          Section 7.08.  Release.
                         -------

     Subject to the provisions of Section 7.06(b) hereof, this Agreement shall
                                  ---------------
terminate upon payment in full of (a) the Notes under the terms of the Indenture and (b) all Obligations then due and owing under the Indenture, the Notes and the Collateral Documents. At such time, the Secured Party shall, at the request of the Pledgor, reassign and redeliver to the Pledgor all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Secured Party in accordance with the terms of the Indenture or the Collateral Documents. Such reassignment and redelivery shall be without warranty by or recourse to the Secured Party, except as to the absence of any prior assignments by the Secured Party of its interest in the Collateral, and shall be at the expense of the Pledgor.

          Section 7.09.  Counterparts, Effectiveness.
                         ---------------------------

     This Agreement becomes effective upon the execution hereof by Pledgor and delivery of the same to Secured Party, and it is not necessary for Secured Party to execute any acceptance hereof or otherwise signify or express its acceptance hereof.

          Section 7.10.  Interpretation of Agreement.
                         ---------------------------

     To the extent a term or provision of this Agreement conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision.

          Section 7.11.  Rights of Holders.
                         -----------------

     No Holder of Notes shall have any independent rights hereunder other than those rights granted to individual Holders of Notes pursuant to the Indenture; provided that, nothing in this Section 7.11 shall limit any rights granted to
-------- ----                  ------------
the Secured Party under the Notes, the Indenture or the Collateral Documents.

          Section 7.12.  No Personal Liability of Directors, Officer, Employees,
                         -------------------------------------------------------
and Stockholders.
----------------

     No past, present or future director, officer, employee, incorporator or stockholder of the Pledgor, as such or any successor Person, as such, shall have any liability for any obligations of the Pledgor under this Agreement or for any claim based on, in respect of, or by reason of, such Obligations or their creation.

                           [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Pledgor has caused this Stock Pledge Agreement to be executed as of the date first above written.

Pledgor:                           HOLLYWOOD CASINO CORPORATION
-------
                                   By: /s/ Paul C. Yates
                                      -------------------
                                       Paul C. Yates
                                       Executive Vice President and
                                       Chief Financial Officer

                                   EXHIBIT A
                                   ---------

                              PLEDGED SECURITIES

                                                 Stock                                 % of
     Issuer             Class of Stock      Certificate No.     No. of Shares       Outstanding
     ------             --------------      ---------------     -------------       -----------
1.  HWCC-Tunica, Inc.,       Common                1                  1,000             100%
a Texas corporation
2.  HWCC-Shreveport,         Common                1                  1,000             100%
Inc., a Louisiana
corporation
3.  HWCC-Louisiana,          Common                1                  1,000             100%
Inc., a Louisiana
corporation
4.  Hollywood                Common               11              1,501,000             100%
Casino-Aurora, Inc.,
an Illinois
corporation

                                   EXHIBIT B
                                   ---------

                            PERMITTED ENCUMBRANCES
                            ----------------------

     1. Liens on the assets of the Company and any Guarantor created by the Indenture and the Collateral Documents securing the Notes and the Note Guarantees;

     2.   Liens in favor of the Company or the Guarantors;

     3. Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

     4. Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

     5. Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

     6. Liens to secure Indebtedness permitted by clause (a) of Section 4.09 of the Indenture covering only inventory and accounts receivable;

     7. Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (d) of the second paragraph of Section 4.09 of the Indenture covering only the assets acquired with such Indebtedness;

     8.   Liens of record on the date of the Indenture;

     9. Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provisions as shall be required in conformity with GAAP shall have been made therefor;

     10. Liens arising from UCC financing statements regarding property leased by the Company or any of its Restricted Subsidiaries;

     11. Liens of carriers, warehousemen, mechanics, landlords, materialmen, repairmen or other like Liens arising by operation of law or in the ordinary course of business and consistent with industry practices and Liens on deposits made to obtain the release of such Liens if:

     (a) the underlying Obligations are not overdue for a period of more than 60 days, or

     (b) such Liens are being contested in good faith and by appropriate proceedings by the Company and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP, and

     (c) the Company is in compliance with the terms of the security documents applicable to such Liens;

     12. A Lien on a vessel to secure FF&E Financing or Capital Lease Obligations in accordance with Section 4.09(d) of the Indenture where (a) the creditor under such FF&E Financing or Capital Lease Obligations agrees to release such Lien upon satisfaction of the Obligations under such FF&E Financing or Capital Lease Obligations, (b) the creditor under such FF&E Financing or Capital Lease Obligations agrees to release such Lien upon payment of the proceeds from the sale of such vessel attributable to such FF&E Financing or Capital Lease Obligations, (c) the creditor under such FF&E Financing or Capital Lease Obligations acknowledges that such Lien does not create rights on the hull or other equipment constituting such vessel, but shall be limited to the FF&E specifically identified in such creditor's financing or lease and Lien documents, (d) such Lien is expressly subject and subordinate to the Liens granted in favor of the Trustee, (e) the creditor under such FF&E Financing or Capital Lease Obligations agrees to promptly notify the Trustee of the occurrence of any event of default under such creditor's financing or lease documents, and (f) the creditor under such FF&E Financing or Capital Lease Obligations acknowledges and agrees that it has no right to possess or use such vessel or anything on board such vessel, except for its right to come on board the vessel to inspect the related FF&E and, after the occurrence and continuance of an event of default under such creditor's financing or lease documents, to remove or repossess the subject FF&E, provided that such creditor's efforts to remove or repossess such FF&E shall be commercially reasonable and shall not damage the vessel, its hull or any other equipment constituting such vessel.

     13. Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed Five Million Dollars ($5,000,000) at any one time outstanding.

     14. Liens incurred and pledges made in the ordinary course of business in connection with workers' compensation, unemployment insurance and Social Security benefits.

                                      B-2